UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

67 Commerce Drive, Honaker, Virginia 24260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (276) 873-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 20, 2012, New Peoples Bankshares, Inc. (“Company”) announced that on September 19, 2012, with regulatory approval, the Company converted loans totaling $5.45 million (director loans), plus accrued interest totaling $271.8 thousand, previously made to the Company by two Company directors, Harold Lynn Keene and B. Scott White, into 3,814,519 shares of common stock and warrants to purchase 762,903 shares of common stock. The conversions were effected pursuant to the terms and conditions of two convertible note payables, dated June 27, 2012. The notes would have been due and payable on December 31, 2012. The conversions have been conducted in accordance with the terms, including the price per share and the same rights, as offered in the common stock offering currently expected to expire on October 15, 2012. Director White received 1,959,889 shares and warrants for 391,977 shares, and Director Keene received 1,854,630 shares and warrants for 370,926 shares. Further information on the convertible notes payable may be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2012. Further information related to the common stock offering may be found in the Company’s Form S-1 registration statement, as amended, initially filed with the Securities and Exchange Commission on March 29, 2012.

A copy of the Company’s press release, dated September 20, 2012, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Convertible Note Payable, B. Scott White, dated June 27, 2012 (incorporated by reference to Exhibit 10.1 to Form 8-K filed June 29, 2012).

Exhibit 10.2	Convertible Note Payable, Harold Lynn Keene, dated June 27, 2012 (incorporated by reference to Exhibit 10.2 to Form 8-K filed June 29, 2012).

Exhibit 99.1	Press release dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: September 20, 2012	By:	/s/ C. TODD ASBURY
	Name:	C. Todd Asbury
	Title:	Executive Vice President and Chief Financial Officer